Exhibit 99.1

Ocean Power Technologies Announces First Quarter FY2021 Results

Investor Conference Call and Webcast on September 15, 2020, at 11:00 A.M. ET

MONROE TOWNSHIP, N.J., September 14, 2020 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (Nasdaq: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced financial results for the first quarter of fiscal year 2021 ended July 31, 2020.

Recent Operational Highlights

●	OPT announced two complementary new products: the hybrid PowerBuoy® with solar panels and an efficient Stirling engine to power payloads independent of wave activity; and the Subsea Battery that is compatible with PowerBuoy® products or deployable as a standalone power source.
●	The Company unveiled a Surface Surveillance Solution integrating high-definition radar and cameras with state-of-the-art security sensors and software to enable agencies and organizations seeking to secure marine assets and territorial waters.
●	OPT expanded its sales team with an Indonesia-based Southeast Asia representative to execute the Company’s customer expansion strategy in the region.
●	The Company opened a Houston office strategically located adjacent to the city’s Energy Corridor as a base for regional sales and business development activities in support of Gulf of Mexico and broader U.S. and South America opportunities.
●	OPT’s PB3 PowerBuoy® on lease to Eni and deployed in the Adriatic Sea reached a milestone surpassing more than 600 days of continuous operation.

Management Commentary

“We are fielding strong demand for proposals of OPT solutions from diverse markets,” said George H. Kirby, President and Chief Executive Officer of OPT. “With new products and solutions, and an expanding sales and business development presence, we believe that we are well-positioned to deliver on our commitment to grow our revenue.”

First Quarter Fiscal Year 2021 Financial Review

Revenue for the first quarter of fiscal year 2021 was $0.2 million, which was essentially flat compared to the first quarter of fiscal year 2020. Revenue for the three months ended July 31, 2020, was primarily derived from the Enel Green Power project, while revenue for the same period in the prior year was mainly from projects with Premier Oil and the U.S. Navy. The net loss for the first quarter of fiscal 2021 increased by $0.4 million as compared to the first quarter of fiscal 2020, which was mainly attributable to product development and administrative costs.

Balance Sheet and Cash Flow

Total cash, cash equivalents, and restricted cash was $12.0 million as of July 31, 2020. Net cash used in operating activities decreased by $0.9 million during the first quarter of fiscal 2021 to $2.7 million, as compared to the first quarter of fiscal 2020. On May 5, 2020, the Company received $0.9 million from the Paycheck Protection Program made available by the Coronavirus Aid, Relief and Economic Security Act, commonly referred to as the CARES Act.

Conference Call & Webcast

OPT will host a conference call and webcast to review its financial and operating results on Tuesday, September 15, 2020, at 11:00 A.M. Eastern Time. Interested parties may access the conference call by dialing 877-407-8291 (toll-free in the U.S.) or 201-689-8345 for international callers.

Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations section of the Company’s website at https://www.oceanpowertechnologies.com/investor-relations.

A digital replay will be available by telephone approximately two hours after the completion of the call and until December 15, 2020. It may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID#13694019. The archived webcast will also be available on the OPT website investor relations page.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Financial Tables Follow

Additional information may be found in the Company’s Annual Report on Form 10-K that has been filed with the U.S. Securities and Exchange Commission (“SEC”). The Form 10-K may be accessed on www.sec.gov or the Company’s website in the Investor Relations section.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	July 31, 2020	April 30, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,065	$10,002
Restricted cash- short-term	707	707
Accounts receivable	21	105
Contract assets	366	251
Other current assets	447	588
Total current assets	12,606	11,653
Property and equipment, net	462	499
Right-of-use asset, net	1,113	1,165
Restricted cash- long-term	221	221
Total assets	$14,402	$13,538
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$228	$220
Accrued expenses	1,783	1,353
Contract liabilities- current	87	100
Right-of-use liability- current	236	229
Warrant liabilities	-	-
Payroll protection program loan- current	396	-
Total current liabilities	2,730	1,902
Right-of-use liability less current portion	1,017	1,078
Contract liabilities less current portion	44	65
Payroll protection program loan less current portion	494	-
Total liabilities	4,285	3,045
Commitments and contingencies (Note 15)
Stockholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	-	-

Common stock, $0.001 par value; authorized 100,000,000 shares, issued 18,624,816 and 12,939,420 shares, respectively	19	13
Treasury stock, at cost; 4,251 shares	(302)	(302)
Additional paid-in capital	2,34,089	2,31,101
Accumulated deficit	(2,23,521)	(2,20,136)
Accumulated other comprehensive loss	(168)	(183)
Total stockholders’ equity	10,117	10,493
Total liabilities and stockholders’ equity	$14,402	$13,538

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended July 31,
	2020	2019

Revenues	$169	$202
Cost of revenues	334	367
Gross loss	(165)	(165)

Operating expenses:
Engineering and product development costs	1,252	1,198
Selling, general and administrative costs	1,987	1,697
Total operating expenses	3,239	2,895
Operating loss	(3,404)	(3,060)

Gain due to the change in fair value of warrant liabilities	-	6
Interest income, net	11	42
Foreign exchange gain/(loss)	8	(13)
Net loss	$(3,385)	$(3,025)
Basic and diluted net loss per share	$(0.22)	$(0.50)
Weighted average shares used to compute basic and diluted net loss per share	15,677,331	6,040,466

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended July 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(3,385)	$(3,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange (gain)/loss	(8)	13
Depreciation of fixed assets	37	85
Amortization of right of use asset	52	-
Compensation expense related to stock option grants and restricted stock	116	92
Gain due to the change in fair value of warrant liabilities	-	(6)
Changes in operating assets and liabilities:
Accounts receivable	84	(9)
Contract assets	(115)	(121)
Other assets	181	(30)
Accounts payable	8	(215)
Accrued expenses	381	(332)
Change in lease liability	(54)	(47)
Contract liabilities	(34)	(10)
Net cash used in operating activities	(2,737)	(3,605)
Cash flows from investing activities:
Purchase of computers, equipment and furniture	-	(28)
Net cash used in investing activities	-	(28)
Cash flows from financing activities:
Proceeds from Payroll Protection Program Loan	890	-
Proceeds from issuance of common stock- Aspire financing net of issuance costs	2,635	-

Proceeds from issuance of common stock- AGP At The Market offering, net of issuance costs	243	-
Proceeds (costs) associated with exercise of pre-funded warrants	-	(18)
Acquisition of treasury stock	-	(1)
Net cash provided/ (used) by financing activities	3,768	(19)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	32	(20)
Net increase/(decrease) in cash, cash equivalents and restricted cash	1,063	(3,672)
Cash, cash equivalents and restricted cash, beginning of period	10,930	17,159
Cash, cash equivalents and restricted cash, end of period	$11,993	$13,487